Exhibit 99.1


 FOR IMMEDIATE RELEASE         Contact:
                               David K. Sentman
                               Senior Vice President and
                                 Chief Financial Officer
                               American Telecasting, Inc.
                               Tel. (719) 260-5533


        AMERICAN TELECASTING, INC. SETS RECORD DATE FOR STOCKHOLDERS
            MEETING TO VOTE ON ACQUISITION BY  SPRINT CORPORATION


      Colorado Springs, Colorado, May 19, 1999. American Telecasting, Inc. ("ATI") (OTC Bulletin Board: ATEL) announced today that the ATI board of directors has set May 24, 1999 as the record date for the special meeting of ATI stockholders to vote on the acquisition of ATI by Sprint
 Corporation.  The special meeting will be held on June 25, 1999.

      The signing of the proposed agreement and plan of merger, pursuant to which Sprint Corporation would acquire ATI, was announced on April 27, 1999.

      All statements contained herein that are not historical fact are based on current expectations. These statements are forward-looking and involve a number of risks and uncertainties. Actual results may differ materially. All such statements should be considered with regard to the risk factors described in ATI's reports filed with the Securities and Exchange Commission. ATI cautions readers not to place undue reliance on any such forward-looking statement, which statements speak only as of the date made.

                          * * * * *

      American Telecasting, Inc. is one of the largest operators of wireless cable television systems in the United States, serving approximately 102,400 video subscribers in 32 markets as of March 31, 1999. ATI also provides commercial high-speed Internet access in three markets and is a leader in testing MDS wireless broadband access services. ATI's wireless services use microwave frequencies licensed by the Federal Communications Commission.